UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2012

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Newton, Massachusetts	02458-1634
(Commission File Number)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 12, 2012, Hospitality Properties Trust, or the Company, issued a press release announcing that it will redeem all of its outstanding 8.875% Series B Cumulative Redeemable Preferred Shares, or the Series B Preferred Shares, at the stated liquidation preference price of $25.00 per share, plus accrued and unpaid dividends to the date of redemption and without interest, in accordance with the terms of the Company’s amended and restated declaration of trust, as amended to date, including the articles supplementary establishing the Series B Preferred Shares. This redemption is expected to occur on or about February 13, 2012. A copy of the Company’s press release is filed as Exhibit 99.1.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS ARE NOT GUARANTEED. FOR EXAMPLE:

•                    THIS CURRENT REPORT ON FORM 8-K STATES THAT THE COMPANY EXPECTS TO REDEEM ALL OF ITS OUTSTANDING 8.875% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES. IF UNFORESEEN CIRCUMSTANCES OCCUR, THE EXPECTED REDEMPTION OF SERIES B SHARES MAY NOT BE COMPLETED.

FOR THESE REASONS, AMONG OTHERS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENT.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

99.1                       Press Release dated January 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Dated: January 12, 2012